Exhibit 99.1

Investors May Contact:
Ryan Marsh
VP & Treasurer
(770) 418-8211
ir@asburyauto.com

Reporters May Contact:
Melissa Corey
Public Relations & Communications Manager
(770) 418-8231
mcorey@asburyauto.com

ASBURY AUTOMOTIVE GROUP ANNOUNCES
RECORD QUARTERLY FINANCIAL RESULTS

Second quarter adjusted EPS from continuing operations of $0.98 per diluted share, up 48% over prior period quarter

Acquired Hyundai, Kia, and Toyota franchises in the Atlanta, GA market

Duluth, GA, July 23, 2013 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported adjusted income from continuing operations for the second quarter 2013 of $30.4 million, or $0.98 per diluted share, versus income from continuing operations in the second quarter 2012 of $20.9 million, or $0.66 per diluted share, a 48% increase per diluted share. Adjusted net income from continuing operations for the second quarter 2013 excludes real estate-related charges, primarily resulting from the purchase of two previously leased properties, of $3.2 million, after tax, or $0.11 per diluted share. There were no adjustments in the second quarter 2012. Net income for the second quarter 2013 was $27.0 million, or $0.87 per diluted share, compared to $21.1 million, or $0.67 per diluted share in the prior year period. See attached reconciliation for reported adjustments.

Second Quarter 2013 Highlights (compared to the prior year period):

•Total revenues increased 16% to $1.3 billion
•New vehicle retail revenues up 15%; gross profit up 6%
•Used vehicle retail revenues up 25%; gross profit up 20%
•Finance and insurance revenues up 27%

•Parts and service gross profit up 14%
•Total gross profit up 16% with increases from all business lines
•SG&A expense as a percent of gross profit improved 270 basis points to 69.5%

•	Closed on the acquisition of three new vehicle franchises in the Atlanta market (Hyundai, Kia, and Toyota) on July 22; approximately $115 million of annualized revenues

•	Spent $14 million to purchase two previously leased properties; $1.5 million of annualized rent savings
•Repurchased $4.8 million shares, on pace with the annual goal of $25 to $30 million

“Asbury is pleased to once again announce record quarterly results,” said Craig Monaghan, Asbury's President and Chief Executive Officer. “As the automotive market continues to recover, our associates are demonstrating continued success in maximizing sales and service opportunities while maintaining disciplined expense control.”

Asbury's Executive Vice President and Chief Operating Officer, Michael Kearney, added, “Our teams continue to execute focused strategies across all business lines. They have proven that, with the right strategies, processes, and resources, we can continue to take advantage of opportunities in our used vehicle retail sales, F&I, and parts and service operations. We ask a lot from our teams and they continue to deliver.”

For the six-month period ended June 30, 2013, the Company reported adjusted income from continuing operations of $54.3 million, or $1.75 per diluted share, compared to income from continuing operations of $38.1 million, or $1.21 per diluted share in the prior year period. The Company's revenues for the 2013 period totaled $2.6 billion, an increase of 15% compared to $2.2 billion in the prior year period. Net income for the six-month period ended June 30, 2013 was $59.5 million, or $1.91 per diluted share compared to $38.7 million, or $1.22 per diluted share, for the prior year period. See attached reconciliation for reported adjustments.

Asbury will host a conference call to discuss its second quarter results this morning at 10:00 a.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com. In addition, a live audio of the call will be accessible to the public by calling (888) 428-9490 (domestic), or (719) 325-2458 (international); passcode - 5623667. Callers should dial in approximately 5 to 10 minutes before the call begins.

About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. (“Asbury”), headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 79 retail auto stores, encompassing 100 franchises for the sale and servicing of 29 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury's financial position, liquidity, results of operations, market position and dealership portfolio, the benefits of its restructuring program and other initiatives and future business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God or other incidents which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, risks associated with Asbury's indebtedness (including available borrowing capacity, compliance with its financial covenants and ability to refinance or repay such indebtedness, particularly upcoming maturities, on favorable terms), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury's ability to execute its IT initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
REVENUES:
New vehicle	$743.0	$648.0	$1,407.5	$1,222.9
Used vehicle	395.2	330.7	761.5	647.4
Parts and service	153.9	141.4	301.5	282.1
Finance and insurance, net	52.4	41.4	99.4	79.1
Total revenues	1,344.5	1,161.5	2,569.9	2,231.5
COST OF SALES:
New vehicle	698.4	606.1	1,322.2	1,142.5
Used vehicle	364.6	305.0	699.6	593.7
Parts and service	59.6	58.6	119.5	119.0
Total cost of sales	1,122.6	969.7	2,141.3	1,855.2
GROSS PROFIT	221.9	191.8	428.6	376.3
OPERATING EXPENSES:
Selling, general and administrative	154.2	138.5	302.3	275.9
Depreciation and amortization	5.9	5.7	11.8	11.4
Other operating expense, net	4.4	0.6	4.5	0.6
Income from operations	57.4	47.0	110.0	88.4
OTHER EXPENSES:
Floor plan interest expense	(3.1)	(2.9)	(6.2)	(5.6)
Other interest expense, net	(9.5)	(8.7)	(18.7)	(17.9)
Swap interest expense	(0.9)	(1.2)	(2.1)	(2.5)
Convertible debt discount amortization	—	(0.2)	—	(0.3)
Total other expenses, net	(13.5)	(13.0)	(27.0)	(26.3)
Income before income taxes	43.9	34.0	83.0	62.1
INCOME TAX EXPENSE	16.7	13.1	31.9	24.0
INCOME FROM CONTINUING OPERATIONS	27.2	20.9	51.1	38.1
DISCONTINUED OPERATIONS, net of tax	(0.2)	0.2	8.4	0.6
NET INCOME	$27.0	$21.1	$59.5	$38.7
EARNINGS PER COMMON SHARE:
Basic—
Continuing operations	$0.88	$0.67	$1.66	$1.23
Discontinued operations	—	0.01	0.27	0.01
Net income	$0.88	$0.68	$1.93	$1.24
Diluted—
Continuing operations	$0.87	$0.66	$1.64	$1.21
Discontinued operations	—	0.01	0.27	0.01
Net income	$0.87	$0.67	$1.91	$1.22
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	30.8	31.1	30.8	31.1
Stock options	—	0.2	—	0.3
Restricted stock	0.2	0.1	0.2	0.1
Performance share units	0.1	0.1	0.1	0.1
Diluted	31.1	31.5	31.1	31.6

New Vehicle—

	For the Three Months Ended June 30,		Increase	% Change
	2013	2012
	(Dollars in millions, except for per vehicle data)
Revenue:
New vehicle revenue—same store(1)
Luxury	$257.2	$231.0	$26.2	11%
Mid-line import	366.2	322.6	43.6	14%
Mid-line domestic	108.4	94.4	14.0	15%
Total new vehicle revenue—same store(1)	731.8	648.0	83.8	13%
New vehicle revenue—acquisitions	11.2	—
New vehicle revenue, as reported	$743.0	$648.0	$95.0	15%
Gross profit:
New vehicle gross profit—same store(1)
Luxury	$18.1	$18.1	$—	—%
Mid-line import	19.1	17.7	1.4	8%
Mid-line domestic	6.8	6.1	0.7	11%
Total new vehicle gross profit—same store(1)	44.0	41.9	2.1	5%
New vehicle gross profit—acquisitions	0.6	—
New vehicle gross profit, as reported	$44.6	$41.9	$2.7	6%

	For the Three Months Ended June 30,		Increase (Decrease)	% Change
	2013	2012
New vehicle units:
New vehicle retail units—same store(1)
Luxury	5,178	4,681	497	11%
Mid-line import	13,632	12,297	1,335	11%
Mid-line domestic	2,964	2,531	433	17%
Total new vehicle retail units—same store(1)	21,774	19,509	2,265	12%
Fleet vehicles	347	694	(347)	(50)%
Total new vehicle units—same store(1)	22,121	20,203	1,918	9%
New vehicle units—acquisitions	324	—
New vehicle units—actual	22,445	20,203	2,242	11%

New Vehicle Metrics—

	For the Three Months Ended June 30,		Increase (Decrease)	% Change
	2013	2012
Revenue per new vehicle sold—same store(1)	$33,082	$32,074	$1,008	3%
Gross profit per new vehicle sold—same store(1)	$1,989	$2,074	$(85)	(4)%
New vehicle gross margin—same store(1)	6.0%	6.5%	(0.5)%	(8)%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Used Vehicle—

	For the Three Months Ended June 30,		Increase (Decrease)	% Change
	2013	2012
	(Dollars in millions, except for per vehicle data)
Revenue:
Used vehicle retail revenues—same store(1)	$344.2	$279.6	$64.6	23%
Used vehicle retail revenues—acquisitions	6.5	—
Total used vehicle retail revenues	350.7	279.6	71.1	25%

Used vehicle wholesale revenues—same store(1)	43.9	51.1	(7.2)	(14)%
Used vehicle wholesale revenues—acquisitions	0.6	—
Total used vehicle wholesale revenues	44.5	51.1	(6.6)	(13)%
Used vehicle revenue, as reported	$395.2	$330.7	$64.5	20%
Gross profit:
Used vehicle retail gross profit—same store(1)	$30.9	$26.1	$4.8	18%
Used vehicle retail gross profit—acquisitions	0.3	—
Total used vehicle retail gross profit	31.2	26.1	5.1	20%

Used vehicle wholesale gross profit—same store(1)	(0.5)	(0.4)	(0.1)	25%
Used vehicle wholesale gross profit—acquisitions	(0.1)	—
Total used vehicle wholesale gross profit	(0.6)	(0.4)	(0.2)	50%
Used vehicle gross profit, as reported	$30.6	$25.7	$4.9	19%
Used vehicle retail units:
Used vehicle retail units—same store(1)	17,458	14,496	2,962	20%
Used vehicle retail units—acquisitions	245	—
Used vehicle retail units—actual	17,703	14,496	3,207	22%

Used Vehicle Metrics—

	For the Three Months Ended June 30,		Increase (Decrease)	% Change
	2013	2012
Revenue per used vehicle retailed—same store(1)	$19,716	$19,288	$428	2%
Gross profit per used vehicle retailed—same store(1)	$1,770	$1,800	$(30)	(2)%
Used vehicle retail gross margin—same store(1)	9.0%	9.3%	(0.3)%	(3)%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Parts and Service—

	For the Three Months Ended June 30,		Increase	% Change
	2013	2012
	(Dollars in millions)
Revenue:
Parts and service revenue—same store(1)	$151.7	$141.4	$10.3	7%
Parts and service revenues—acquisitions	2.2	—
Parts and service revenue, as reported	$153.9	$141.4	$12.5	9%

Gross profit:
Parts and service gross profit—same store(1)
Customer pay	$54.4	$51.2	$3.2	6%
Reconditioning and preparation	21.6	17.2	4.4	26%
Warranty	12.0	9.5	2.5	26%
Wholesale parts	5.0	4.9	0.1	2%
Total parts and service gross profit—same store(1)	93.0	82.8	10.2	12%
Parts and service gross profit—acquisitions	1.3	—
Parts and service gross profit, as reported	$94.3	$82.8	$11.5	14%
Parts and service gross margin—same store(1)	61.3%	58.6%	2.7%	5%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Finance and Insurance, net—

	For the Three Months Ended June 30,		Increase	% Change
	2013	2012
	(Dollars in millions, except for per vehicle data)

Finance and insurance, net—same store(1)	$51.7	$41.4	$10.3	25%
Finance and insurance, net—acquisitions	0.7	—
Finance and insurance, net as reported	$52.4	$41.4	$11.0	27%
Finance and insurance, net per vehicle sold—same store(1)	$1,306	$1,193	$113	9%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

	For the Three Months Ended June 30,
	2013	2012
REVENUE MIX PERCENTAGES:
New vehicles	55.3%	55.8%
Used retail vehicles	26.1%	24.0%
Used vehicle wholesale	3.3%	4.4%
Parts and service	11.4%	12.2%
Finance and insurance, net	3.9%	3.6%
Total revenue	100.0%	100.0%
GROSS PROFIT MIX PERCENTAGES:
New vehicles	20.1%	21.8%
Used retail vehicles	14.1%	13.6%
Used vehicle wholesale	(0.3)%	(0.2)%
Parts and service	42.5%	43.2%
Finance and insurance, net	23.6%	21.6%
Total gross profit	100.0%	100.0%
SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	69.5%	72.2%

New Vehicle-

	For the Six Months Ended June 30,		Increase	% Change
	2013	2012
	(Dollars in millions, except for per vehicle data)
Revenue:
New vehicle revenue—same store(1)
Luxury	$492.6	$428.3	$64.3	15%
Mid-line import	689.8	613.0	76.8	13%
Mid-line domestic	204.9	181.6	23.3	13%
Total new vehicle revenue—same store(1)	1,387.3	1,222.9	164.4	13%
New vehicle revenue—acquisitions	20.2	—
New vehicle revenue, as reported	$1,407.5	$1,222.9	$184.6	15%
Gross profit:
New vehicle gross profit—same store(1)
Luxury	$34.9	$33.4	$1.5	4%
Mid-line import	36.0	34.9	1.1	3%
Mid-line domestic	13.3	12.1	1.2	10%
Total new vehicle gross profit—same store(1)	84.2	80.4	3.8	5%
New vehicle gross profit—acquisitions	1.1	—
New vehicle gross profit, as reported	$85.3	$80.4	$4.9	6%

	For the Six Months Ended June 30,		Increase (Decrease)	% Change
	2013	2012
New vehicle units:
New vehicle retail units—same store(1)
Luxury	9,870	8,614	1,256	15%
Mid-line import	25,735	23,327	2,408	10%
Mid-line domestic	5,668	4,969	699	14%
Total new vehicle retail units—same store(1)	41,273	36,910	4,363	12%
Fleet vehicles	666	1,273	(607)	(48)%
Total new vehicle units—same store(1)	41,939	38,183	3,756	10%
New vehicle units—acquisitions	547	—
New vehicle units—actual	42,486	38,183	4,303	11%

New Vehicle Metrics-

	For the Six Months Ended June 30,		Increase (Decrease)	% Change
	2013	2012
Revenue per new vehicle sold—same store(1)	$33,079	$32,027	$1,052	3%
Gross profit per new vehicle sold—same store(1)	$2,008	$2,106	$(98)	(5)%
New vehicle gross margin—same store(1)	6.1%	6.6%	(0.5)%	(8)%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Used Vehicle-

	For the Six Months Ended June 30,		Increase (Decrease)	% Change
	2013	2012
	(Dollars in millions, except for per vehicle data)
Revenue:
Used vehicle retail revenues—same store(1)	$657.1	$553.1	$104.0	19%
Used vehicle retail revenues—acquisitions	12.1	—
Total used vehicle retail revenues	669.2	553.1	116.1	21%

Used vehicle wholesale revenues—same store(1)	91.2	94.3	(3.1)	(3)%
Used vehicle wholesale revenues—acquisitions	1.1	—
Total used vehicle wholesale revenues	92.3	94.3	(2.0)	(2)%
Used vehicle revenue, as reported	$761.5	$647.4	$114.1	18%
Gross profit:
Used vehicle retail gross profit—same store(1)	$60.7	$53.5	$7.2	13%
Used vehicle retail gross profit—acquisitions	1.0	—
Total used vehicle retail gross profit	61.7	53.5	8.2	15%

Used vehicle wholesale gross profit—same store(1)	0.3	0.2	0.1	50%
Used vehicle wholesale gross profit—acquisitions	(0.1)	—
Total used vehicle wholesale gross profit	0.2	0.2	—	—%
Used vehicle gross profit, as reported	$61.9	$53.7	$8.2	15%
Used vehicle retail units:
Used vehicle retail units—same store(1)	33,593	29,290	4,303	15%
Used vehicle retail units—acquisitions	453	—
Used vehicle retail units—actual	34,046	29,290	4,756	16%

Used Vehicle Metrics-

	For the Six Months Ended June 30,		Increase (Decrease)	% Change
	2013	2012
Revenue per used vehicle retailed—same store(1)	$19,561	$18,884	$677	4%
Gross profit per used vehicle retailed—same store(1)	$1,807	$1,827	$(20)	(1)%
Used vehicle retail gross margin—same store(1)	9.2%	9.7%	(0.5)%	(5)%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Parts and Service-

	For the Six Months Ended June 30,		Increase	% Change
	2013	2012
	(Dollars in millions)
Revenue:
Parts and service revenue—same store(1)	$297.3	$282.1	$15.2	5%
Parts and service revenues—acquisitions	4.2	—
Parts and service revenue, as reported	$301.5	$282.1	$19.4	7%

Gross profit:
Parts and service gross profit—same store(1)
Customer pay	$106.1	$100.7	$5.4	5%
Reconditioning and preparation	40.6	33.2	7.4	22%
Warranty	23.0	19.5	3.5	18%
Wholesale parts	9.9	9.7	0.2	2%
Total parts and service gross profit—same store(1)	179.6	163.1	16.5	10%
Parts and service gross profit—acquisitions	2.4	—
Parts and service gross profit, as reported	$182.0	$163.1	$18.9	12%
Parts and service gross margin—same store(1)	60.4%	57.8%	2.6%	4%
 _____________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Finance and Insurance, net-

	For the Six Months Ended June 30,		Increase	% Change
	2013	2012
	(Dollars in millions, except for per vehicle data)

Finance and insurance, net—same store(1)	$98.2	$79.1	$19.1	24%
Finance and insurance, net—acquisitions	1.2	—
Finance and insurance, net as reported	$99.4	$79.1	$20.3	26%
Finance and insurance, net per vehicle sold—same store(1)	$1,300	$1,172	$128	11%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

	For the Six Months Ended June 30,
	2013	2012
REVENUE MIX PERCENTAGES:
New vehicles	54.8%	54.8%
Used retail vehicles	26.0%	24.9%
Used vehicle wholesale	3.6%	4.2%
Parts and service	11.7%	12.6%
Finance and insurance, net	3.9%	3.5%
Total revenue	100.0%	100.0%
GROSS PROFIT MIX PERCENTAGES:
New vehicles	19.9%	21.4%
Used retail vehicles	14.4%	14.2%
Used vehicle wholesale	—%	0.1%
Parts and service	42.5%	43.3%
Finance and insurance, net	23.2%	21.0%
Total gross profit	100.0%	100.0%
SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	70.5%	73.3%

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures
(In millions)
(Unaudited)

	June 30, 2013	December 31, 2012	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$67.0	$6.2	$60.8	981%
New vehicle inventory	552.2	517.4	34.8	7%
Used vehicle inventory	120.6	94.6	26.0	27%
Parts inventory	39.7	36.5	3.2	9%
Total current assets	1,071.7	986.4	85.3	9%
Floor plan notes payable	497.5	556.7	(59.2)	(11)%
Total current liabilities	702.3	779.8	(77.5)	(10)%

CAPITALIZATION:
Long-term debt (including current portion)	$585.8	$466.0	$119.8	26%
Shareholders' equity	453.6	402.8	50.8	13%
Total	$1,039.4	$868.8	$170.6	20%
Brand Mix - New Vehicle Revenue by Brand-

	For the Six Months Ended June 30,
	2013	2012
Luxury
BMW	9%	8%
Mercedes-Benz	7%	7%
Lexus	6%	6%
Acura	5%	5%
Infiniti	4%	5%
Other luxury	4%	4%
Total luxury	35%	35%
Mid-Line Imports:
Honda	21%	21%
Nissan	13%	13%
Toyota	12%	12%
Other imports	4%	4%
Total imports	50%	50%
Mid-Line Domestic:
Ford	8%	8%
Chevrolet	2%	2%
Dodge	3%	3%
Other domestics	2%	2%
Total domestic	15%	15%
Total New Vehicle Revenue	100%	100%

Selling, General and Administrative Expense (“SG&A”)-

	For the Three Months Ended June 30,				Increase (Decrease)	% of Gross Profit Decrease
	2013	% of Gross Profit	2012	% of Gross Profit
	(Dollars in millions)
SG&A, excluding rent expense	$145.9	65.8%	$129.7	67.6%	16.2	(1.8)%
Rent expense	8.3	3.7%	8.8	4.6%	(0.5)	(0.9)%
SG&A-total	$154.2	69.5%	$138.5	72.2%	15.7	(2.7)%
Gross profit	$221.9		$191.8

	For the Six Months Ended June 30,				Increase (Decrease)	% of Gross Profit Decrease
	2013	% of Gross Profit	2012	% of Gross Profit
	(Dollars in millions)
SG&A, excluding rent expense	$285.2	66.5%	$258.2	68.6%	$27.0	(2.1)%
Rent expense	17.1	4.0%	17.7	4.7%	(0.6)	(0.7)%
SG&A-total	$302.3	70.5%	$275.9	73.3%	$26.4	(2.8)%
Gross profit	$428.6		$376.3

ASBURY AUTOMOTIVE GROUP INC.
Supplemental Disclosures
(Unaudited)

Non-GAAP Financial Disclosure and Reconciliation

In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Adjusted income from continuing operations," "Adjusted diluted earnings per share ("EPS") from continuing operations," "Adjusted EBITDA," "Adjusted leverage ratio," and "Adjusted SG&A expense." Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in connection with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In its evaluation of results from time to time, management excludes items that do not arise directly from core operations, or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.

	For the Twelve Months Ended
	June 30, 2013	March 31, 2013
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt (including current portion)	$585.8	$477.3
Less: unamortized premium on 8.375% Senior Subordinated Notes due 2020	(9.7)	—
Adjusted long-term debt (including current portion)	$576.1	$477.3

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Income from continuing operations	$96.3	$89.9

Add:
Depreciation and amortization	23.0	22.8
Income tax expense	58.0	54.4
Convertible debt discount amortization	0.1	0.3
Swap and other interest expense	40.8	40.6
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$218.2	$208.0

Non-core items - expense:
Real estate-related charges	5.2	—
Total non-core items	5.2	—

Adjusted EBITDA	$223.4	$208.0

Adjusted leverage ratio	2.6	2.3

The non-core operating items shown in the table below consist of expenses related to real estate transactions.

	For the Three Months Ended June 30,
	2013	2012
	(In millions, except per share data)
Adjusted income from continuing operations:
Net income	$27.0	$21.1
Discontinued operations, net of tax	0.2	(0.2)
Income from continuing operations	27.2	20.9

Non-core items - expense (income):
Real estate-related charges	5.2	—
Tax benefit on non-core items above	(2.0)	—
Total non-core items	3.2	—
Adjusted income from continuing operations	$30.4	$20.9

Adjusted diluted earnings per share (EPS) from continuing operations:
Net income	$0.87	$0.67
Discontinued operations, net of tax	—	(0.01)
Income from continuing operations	$0.87	$0.66

Total non-core items	0.11	—
Adjusted diluted EPS from continuing operations	$0.98	$0.66

Weighted average common shares outstanding - diluted	31.1	31.5

	For the Six Months Ended June 30,
	2013	2012
	(In millions, except per share data)
Adjusted income from continuing operations:
Net income	$59.5	$38.7
Discontinued operations, net of tax	(8.4)	(0.6)
Income from continuing operations	51.1	38.1

Non-core items - expense (income):
Real estate-related charges	5.2	—
Tax benefit on non-core items above	(2.0)	—
Total non-core items	3.2	—
Adjusted income from continuing operations	$54.3	$38.1

Adjusted diluted earnings per share (EPS) from continuing operations:
Net income	$1.91	$1.22
Discontinued operations, net of tax	(0.27)	(0.01)
Income from continuing operations	$1.64	$1.21

Total non-core items	0.11	—
Adjusted diluted EPS from continuing operations	$1.75	$1.21

Weighted average common shares outstanding - diluted	31.1	31.6